Exhibit 99.2

Approved by OMB

 3060-0678

Date & Time Filed: Aug 6 2007 3:07:02:630PM

 File Number: SAT-MOD-20070806-00110

FCC APPLICATION FOR SPACE AND EARTH STATION:MOD OR AMD - MAIN FORM	FCC Use Only

FCC 312 MAIN FORM FOR OFFICIAL USE ONLY

APPLICANT INFORMATION

 Enter a description of this application to identify it on the main menu:

 Modification Application to Extend Milestones

August 2007

1-8. Legal Name of Applicant

Name:	New ICO Satellite Services G.P.	Phone Number:	425-828-8000

DBA		Fax Number:
Name:

Street:	2300 Carillon Point	E-Mail:

City:	Kirkland	State:	WA

Country:	USA	Zipcode:	98033	-

Attention:	Dennis Schmitt

9-16. Name of Contact Representative

Name:	Cheryl A. Tritt	Phone Number:	202-887-1510

Company:	Morrison & Foerster LLP	Fax Number:	202-887-0763

Street:	2000 Pennsylvania Ave., NW	E-Mail:	ctritt@mofo.com

Suite 5500

City:	Washington	State:	DC

Country:	USA	Zipcode:	20006	-

Attention:	Cheryl A. Tritt	Relationship:	Legal Counsel

CLASSIFICATION OF FILING

17. Choose the button next to the classification that applies to this filing for both questions a. and b. Choose only one for 17a and only one for 17b. o a1. Earth Station x a2. Space Station

(N/A) b1. Application for License of New Station

(N/A) b2. Application for Registration of New Domestic Receive-Only Station

o b3. Amendment to a Pending Application

x b4. Modification of License or Registration

b5. Assignment of License or Registration

b6. Transfer of Control of License or Registration

o b7. Notification of Minor Modification

(N/A) b8. Application for License of New Receive-Only Station Using Non-U.S. Licensed Satellite

(N/A) b9. Letter of Intent to Use Non-U.S. Licensed Satellite to Provide Service in the United States

(N/A) b10. Other (Please specify)

(N/A) b11. Application for Earth Station to Access a Non-U.S. satellite Not Currently Authorized to Provide the Proposed Service in the Proposed Frequencies in the United States.

17c. Is a fee submitted with this application?

o If Yes, complete and attach FCC Form 159.	If No, indicate reason for fee exemption (see 47 C.F.R. Section 1.1114).
o Governmental Entity
o Noncommercial educational licensee
x Other(please explain): Modification of 2 GHz MSS Letter of Intent Authorization

17d.

Fee Classification BFY - Space Station Modification(Geostationary)

18. If this filing is in reference to an existing station, enter:	19. If this filing is an amendment to a pending application enter both fields, if this filing is a modification please enter only the file number:

(a) Call sign of station: S2651	(a) Date pending application was filed:	(b) File number:
SATMOD2006110900137

TYPE OF SERVICE

20. NATURE OF SERVICE: This filing is for an authorization to provide or use the following type(s) of service(s): Select all that apply:

o	a.	Fixed Satellite
x	b.	Mobile Satellite
o	c.	Radiodetermination Satellite
o	d.	Earth Exploration Satellite
o	e.	Direct to Home Fixed Satellite
o	f.	Digital Audio Radio Service
o	g.	Other (please specify)

21. STATUS: Choose the button next to the applicable status. Choose only one.		22. If earth station applicant, check all that apply.

o Common Carrier	x Non-Common Carrier	o Using U.S. licensed satellites

o Using Non-U.S. licensed satellites

23. If applicant is providing INTERNATIONAL COMMON CARRIER service, see instructions regarding Sec. 214 filings. Choose one. Are these facilities:

o Connected to a Public Switched Network	o Not Connected to a Public Switched Network	x N/A

24. FREQUENCY BAND(S): Place an ‘X’ in the box(es) next to all applicable frequency band(s).

o a. C-Band (4/6 GHz)	o b. Ku-Band (12/14 GHz)

x c. Other (Please specify upper and lower frequencies in MHz.)

Frequency Lower: 2000	Frequency Upper: 2200	(Please specify additional frequencies in an attachment)

TYPE OF STATION

25. CLASS OF STATION: Choose the button next to the class of station that applies. Choose only one.

o	a.	Fixed Earth Station
o	b.	Temporary-Fixed Earth Station
o	c.	12/14 GHz VSAT Network
o	d.	Mobile Earth Station
x	e.	Geostationary Space Station
o	f.	Non-Geostationary Space Station
o	g.	Other (please specify)

26. TYPE OF EARTH STATION FACILITY:

o Transmit/Receive	o Transmit-Only	o Receive-Only	x N/A

“For Space Station applications, select N/A.”

PURPOSE OF MODIFICATION

27. The purpose of this proposed modification is to: (Place an ‘X’ in the box(es) next to all that apply.)

o a - authorization to add new emission designator and related service
o b - authorization to change emission designator and related service
o c - authorization to increase EIRP and EIRP density
o d - authorization to replace antenna
o e - authorization to add antenna
o f - authorization to relocate fixed station
o g - authorization to change frequency(ies)
o h - authorization to add frequency
o i - authorization to add Points of Communication (satellites & countries)
o j - authorization to change Points of Communication (satellites & countries)
o k - authorization for facilities for which environmental assessment and radiation hazard reporting is required
o l - authorization to change orbit location
o m - authorization to perform fleet management
x n - authorization to extend milestones
o o - Other (Please specify)

ENVIRONMENTAL POLICY

28. Would a Commission grant of any proposal in this application or amendment have a significant environmental  impact as defined by 47 CFR 1.1307? If YES, submit the statement as required by Sections 1.1308 and 1.1311 of the Commission’s rules, 47 C.F.R. 1.1308 and 1.1311, as an exhibit to this application. A Radiation Hazard Study must accompany all applications for new transmitting facilities, major modifications, or major amendments.

o Yes x No

ALIEN OWNERSHIP Earth station applicants not proposing to provide broadcast, common carrier, aeronautical en route or aeronautical fixed radio station services are not required to respond to Items 30-34.

29. Is the applicant a foreign government or the representative of any foreign government?	o Yes x No

30. Is the applicant an alien or the representative of an alien?	o Yes o No x N/A

31. Is the applicant a corporation organized under the laws of any foreign government?	o Yes o No x N/A

32. Is the applicant a corporation of which more than one-fifth of the capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country?

o Yes o No x N/A

33. Is the applicant a corporation directly or indirectly controlled by any other corporation of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country?

o Yes o No x N/A

34. If any answer to questions 29, 30, 31, 32 and/or 33 is Yes, attach as an exhibit an identification of the aliens or foreign entities, their nationality, their relationship to the applicant, and the percentage of stock they own or vote.

BASIC QUALIFICATIONS

35. Does the Applicant request any waivers or exemptions from any of the Commission’s Rules?

If Yes, attach as an exhibit, copies of the requests for waivers or exceptions with supporting documents.	x Yes o No

36. Has the applicant or any party to this application or amendment had any FCC station authorization or license revoked or had any application for an initial, modification or renewal of FCC station authorization, license, or construction permit denied by the Commission? If Yes, attach as an exhibit, an explanation of circumstances.

x Yes o No

37. Has the applicant, or any party to this application or amendment, or any party directly or indirectly controlling the applicant ever been convicted of a felony by any state or federal court? If Yes, attach as an exhibit, an explination of circumstances.

o Yes x No

38. Has any court finally adjudged the applicant, or any person directly or indirectly controlling the applicant, guilty of unlawfully monopolizing or attemptiing unlawfully to monopolize radio communication, directly or indirectly, through control of manufacture or sale of radio apparatus, exclusive traffic arrangement or any other means or unfair methods of competition? If Yes, attach as an exhibit, an explanation of circumstances

o Yes x No

39. Is the applicant, or any person directly or indirectly controlling the applicant, currently a party in any pending matter referred to in the preceding two items? If yes, attach as an exhinit, an explanation of the circumstances.

o Yes x No

40. If the applicant is a corporation and is applying for a space station license, attach as an exhibit the names, address, and citizenship of those stockholders owning a record and/or voting 10 percent or more of the Filer’s voting stock and the percentages so held. In the case of fiduciary control, indicate the beneficiary(ies) or class of beneficiaries. Also list the names and addresses of the officers and directors of the Filer.

41. By checking Yes, the undersigned certifies, that neither applicant nor any other party to the application is subject to a denial of Federal benefits that includes FCC benefits pursuant to Section 5301 of the Anti-Drug Act of 1988, 21 U.S.C. Section 862, because of a conviction for possession or distribution of a controlled substance. See 47 CFR 1.2002(b) for the meaning of " party to the application" for these purposes.

x Yes o No

42a. Does the applicant intend to use a non-U.S. licensed satellite to provide service in the United States? If Yes, answer 42b and attach an exhibit providing the information specified in 47 C.F.R. 25.137, as appropriate. If No, proceed to question 43.

x Yes o No

42b. What administration has licensed or is in the process of licensing the space station? If no license will be issued, what administration has coordinated or is in the process of coordinating the space station? United Kingdom

43. Description. (Summarize the nature of the application and the services to be provided). (If the complete description does not appear in this box, please go to the end of the form to view it in its entirety.)

This is an application for modification of a 2 GHz MSS letter of intent authorization to extend milestone deadlines. See Exhibit 1.

43.a Geographic Service Rule Certification	o A
By selecting A, the undersigned certifies that the applicant is not subject to the geographic service or geographic coverage requirements specified in 47 C.F.R. Part 25.

By selecting B, the undersigned certifies that the applicant is subject to the geographic service or geographic coverage requirements specified in 47 C.F.R. Part 25 and will comply with such requirements.

• B

By selecting C, the undersigned certifies that the applicant is subject to the geographic service or geographic coverage requirements specified in 47 C.F.R. Part 25 and will not comply with such requirements because it is not feasible as a technical matter to do so, or that, while technically feasible, such services would require so many compromises in satellite design and operation as to make it economically unreasonably. A narrative description and technical analysis demonstrating this claim are attached.

o C

CERTIFICATION

The Applicant waives any claim to the use of any particular frequency or of the electromagnetic spectrum as against the regulatory power of the United States because of the previous use of the same, whether by license or otherwise, and requests an authorization in accordance with this application. The applicant certifies that grant of this application would not cause the applicant to be in violation of the spectrum aggregation limit in 47 CFR Part 20. All statements made in exhibits are a material part hereof and are incorporated herein as if set out in full in this application. The undersigned, individually and for the applicant, hereby certifies that all statements made in this application and in all attached exhibits are true, complete and correct to the best of his or her knowledge and belief, and are made in good faith.

44. Applicant is a (an): (Choose the button next to applicable response.)

o Individual
o Unincorporated Association
x Partnership
o Corporation
o Governmental Entity
o Other (please specify)

45. Name of Person Signing Dennis Schmitt	46. Title of Person Signing Director

WILLFUL FALSE STATEMENTS MADE ON THIS FORM ARE PUNISHABLE BY FINE AND / OR IMPRISONMENT

 (U.S. Code, Title 18, Section 1001), AND/OR REVOCATION OF ANY STATION AUTHORIZATION

 (U.S. Code, Title 47, Section 312(a)(l)), AND/OR FORFEITURE (U.S. Code, Title 47, Section 503).

FCC NOTICE REQUIRED BY THE PAPERWORK REDUCTION ACT

The public reporting for this collection of information is estimated to average 2 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the required data, and completing and reviewing the collection of information. If you have any comments on this burden estimate, or how we can improve the collection and reduce the burden it causes you, please write to the Federal Communications Commission, AMD-PERM, Paperwork Reduction Project (3060-0678), Washington, DC 20554. We will also accept your comments regarding the Paperwork Reduction Act aspects of this collection via the Internet if you send them to jboley@fcc.gov. PLEASE DO NOT SEND COMPLETED FORMS TO THIS ADDRESS.

Remember - You are not required to respond to a collection of information sponsored by the Federal government, and the government may not conduct or sponsor this collection, unless it displays a currently valid OMB control number or if we fail to provide you with this notice. This collection has been assigned an OMB control number of 3060-0678.

THE FOREGOING NOTICE IS REQUIRED BY THE PAPERWORK REDUCTION ACT OF 1995, PUBLIC LAW 104-13, OCTOBER 1, 1995, 44 U.S.C. SECTION 3507.

EXHIBIT 1

REQUEST FOR MILESTONE EXTENSION

New ICO Satellite Services G.P. (“ICO”), pursuant to Section 25.117(c)(1) of the Commission’s rules, 47 C.F.R. § 25.117(c)(1), requests a six-week extension of the remaining milestone dates for launching its geostationary orbit satellite, ICO G1, and for commencing operation of its 2 GHz mobile satellite service (“MSS”) system.  As discussed below, grant of this brief milestone extension request is warranted because of an unexpected delay by ICO’s launch service provider, Lockheed Martin Commercial Launch Services (“Lockheed Martin”), beyond ICO’s control.

I.                                         ICO’S G1 SATELLITE IS NEARLY COMPLETE AND PREPARING FOR LAUNCH

Despite several significant challenges and a very demanding build schedule, physical construction of ICO G1, which began in January 2005, is nearly complete.  All construction-related FCC milestones have been achieved, and the ICO G1 satellite is in the final stages of testing and assembly prior to launch.  The satellite manufacturing issues referenced in the Commission’s prior decision establishing the current milestones have been resolved.(1)  ICO has paid its satellite manufacturer, Space Systems Loral (“SS/L”), more than 90 percent of the total satellite contract price.(2)

ICO has contracted with Lockheed Martin for the launch of ICO G1 on an Atlas V launch vehicle.  In the attached letter in which Lockheed Martin exercised its right to postpone the ICO G1 launch, Lockheed Martin emphasized that ICO has supported the mission schedule and launch preparation, and ICO has made all required payments under the launch contract on a timely basis.  In fact, ICO has paid 95 percent of the total costs for the launch service with the remaining launch service payment due just prior to launch.(3)

II.                                     AN UNEXPECTED LAUNCH DELAY BEYOND ICO’S CONTROL WARRANTS A BRIEF MILESTONE EXTENSION

Despite ICO’s completion of all construction-related FCC milestones and its efforts to proceed with satellite launch as scheduled, Lockheed Martin has notified ICO that it is postponing the launch of the ICO G1 satellite.  In particular, Lockheed Martin’s letter states that it is exercising its rights under the parties’ launch contract to postpone the launch, and that no earlier launch opportunity other than the one Lockheed Martin has proposed is available.  Thus, ICO has no choice under the contract but to accept the proposed new launch slot in order to avoid further delays.

(1)             See New ICO Satellite Services G.P., 22 FCC Rcd 2229, ¶ 1 (IB 2007).

(2)             The satellite contract price does not include in-orbit incentives and other incentive payments, which are payable after launch of the ICO G1 satellite.

(3)             See Letter from Jack Zivic, Lockheed Martin Commercial Launch Services, Inc., to John Zukoski, ICO Satellite Services, G.P., dated August 2, 2007.

Lockheed Martin’s letter also explains that its subcontractor, United Launch Alliance, LLC, has revised its launch manifest because of delays caused by the recently reported minor launch anomaly investigation and attendant resolution, coupled with unforeseen spacecraft processing issues that caused delays to the Atlas launches earlier in 2007.  Attachments to Lockheed Martin’s letter reveal that the June 15 launch anomaly involved a stuck hydrogen propellant valve in the Pratt & Whitney RL10 Centaur upper-stage engine, which powers the Atlas V launch vehicle.(4)  This minor anomaly was the subject of an anomaly review process, causing Lockheed Martin to delay subsequent Atlas V launches.  The delay affects the next two planned Atlas launches of the US government, as well as the scheduled ICO G1 launch.

As a result, Lockheed Martin has proposed to reschedule the ICO G1 launch slot to the earliest available launch opportunity: from November 1, 2007 — November 30, 2007 to December 15, 2007 — January 15, 2008.  ICO has accepted this earliest available launch slot.  In addition, Lockheed Martin plans to request a specific date from the launch range manager for the launch of ICO G1, which would likely be January 7 or 8, 2008.

A milestone extension is warranted where, as here, the delay in the launch schedule is the result of unforeseeable circumstances over which ICO has no control.(5)  Accordingly, ICO requests the following schedule for completion of the remaining two FCC implementation milestones:(6)

Milestone	Existing Date	Proposed Date
Launch satellite	November 30, 2007	January 15, 2008
Certify that entire system is operational	December 31, 2007	February 15, 2008

The proposed milestone schedule is intended to accommodate the delay by Lockheed Martin of the launch schedule.

III.                               THE REQUESTED MILESTONE EXTENSION IS WARRANTED UNDER THE CIRCUMSTANCES AND WILL SERVE THE PUBLIC INTEREST

The Commission consistently has granted milestone extensions when the delay is due to “circumstances beyond the control of the licensee.”(7)  As noted above, the unexpected delay in Lockheed Martin’s launch schedule is beyond ICO’s control and is precisely the type of situation for which the Commission has granted a milestone extension.

For example, the Commission previously granted an Intelsat request to extend the construction completion and launch milestone dates.(8)  In particular, Intelsat stated that the assignment of a new launch opportunity by its launch provider, as well as additional

(4)             Id., Attachments.

(5)             See 47 C.F.R. 25.117(c)(1).

(6)             See ICO Satellite Services G.P., 20 FCC Rcd 9797, ¶ 38 (Int’l Bur. 2005).

(7)             See, e.g., Intelsat LLC, 19 FCC Rcd 5266, ¶ 5 (Int’l Bur. 2004) (“Intelsat”); R/L DBS Company, LLC, 18 FCC Rcd 7694, ¶ 17 (Int’l Bur. 2003) (“R/L DBS”).

(8)             Intelsat ¶ 5.

delays in the manufacturer’s testing of the satellite, required an extension of time.(9)  The Commission concluded that those circumstances were “unforeseeable and beyond Intelsat’s control.”(10)  The Commission further determined that “it would not be in the public interest to cancel the license of a company that has completed construction of approximately 85 percent of its satellite and provided a concrete plan for completing construction and launching a satellite within the next several months.”(11)

Similarly, the Commission granted R/L DBS Company, LLC’s (“R/L DBS”) milestone extension request in order to accommodate a delay in the launch provider’s launch schedule.(12)  The Commission noted that the launch delay was attributable to three factors:  a scheduled shutdown of the launch range by the U.S. Air Force; a delay in the delivery of the satellite scheduled to be launched ahead of R/L DBS’s satellite; and ongoing qualifications activities for the launch vehicle.(13)  The Commission found that additional time was required to allow the launch provider to correct anomalies in its launch vehicles.(14)  Consequently, the Commission concluded that an extension of R/L DBS’s remaining milestones would “insure a safe and successful launch” of the satellite and “also serve the public interest by adding a new facilities-based competitor in the DBS service.”(15)

As with Intelsat and R/L DBS, the requested milestone extension is warranted here, and Commission grant of the request will serve the public interest.  The delay in the ICO G1 launch is beyond ICO’s control, and the requested milestone extension is necessary to insure a safe and successful launch.  In this case, as in R/L DBS, the launch provider acknowledges that the launch schedule has been delayed pursuant to the investigation of a minor anomaly and due to a launch delay for a satellite scheduled to be launched ahead of ICO’s satellite.  Moreover, as in Intelsat, the launch provider is assigning a new launch slot, thus leaving ICO with no choice but to accept the delay in the launch schedule.  All construction-related FCC milestones have been met, and there is a concrete plan for completing and launching the satellite within the next several months.  It would not be in the public interest to cancel a license in these circumstances.

Grant of the requested milestone extension also will serve the public interest by allowing ICO to add a new competitor in the MSS sector and deliver next-generation satellite service to the U.S. market by next year.  Even with the requested extension of the milestone schedule, ICO can bring its 2 GHz MSS spectrum into use sooner than any other party.  Through ICO’s investment of hundreds of millions of dollars, both its satellite and launch vehicle are nearly complete, and the launch of ICO G1 requires only a six-week extension due to circumstances relating to the launch vehicle beyond ICO’s

(9)             Id. ¶ 7.

(10)       Id. ¶ 8.

(11)       Id.

(12)       See R/L DBS ¶ 17.

(13)       Id. ¶ 14.

(14)       Id. ¶ 15.

(15)       Id. ¶17.

control.  The requested milestone extension period is relatively modest and shorter in duration than other milestone extensions that the Commission previously has granted.(16)

ICO’s request is consistent with the purpose behind milestone requirements.  Milestone requirements are designed to prevent “warehousing” of spectrum(17) — i.e., ensuring that spectrum is “not being held by licensees unable or unwilling to proceed with their plans.”(18)  Thus, it is no surprise that “[i]n every case where the Commission has denied a milestone request, construction of the satellite either had not begun or was not continuing, thus raising questions regarding the licensee’s intention to proceed.”(19)  This could not be further from the case here.  The fact that ICO has paid almost all of the price for both the ICO G1 satellite and the launch service, and that the satellite is nearly completed and ready for launch, demonstrates ICO’s firm commitment to launch its satellite and to provide service to the public.  Moreover, ICO has the necessary capital available and is committed to completing the construction and launch of its ICO G1 satellite.

IV.           CONCLUSION

For the foregoing reasons, ICO urges the Commission to grant this request for a milestone extension.(20)

(16)       See, e.g., Loral SpaceCom Corp., 18 FCC Rcd 21851, ¶¶ 1-2 (Int’l Bur. 2003) (extending construction completion and launch milestones by nearly five years).

(17)       See The Establishment of Policies and Service Rules for the Mobile Satellite Service in the 2 GHz Band, 15 FCC Rcd 16127, ¶ 106 (2000) (“2 GHz MSS Order”); Loral SpaceCom Corp., 18 FCC Rcd 6301, ¶ 23 (Int’l Bur. 2003)(“Loral I”).  The Commission has also found that milestone requirements are “especially” important because we are declining to adopt financial qualifications as an entry criterion for 2 GHz MSS systems.”  2 GHz MSS Order, ¶ 106.

(18)       Loral II, ¶ 7.

(19)       GE American Communications, inc. Request for Extension of Time to Construct, Launch, and Operate a Ka-Band Satellite System in the Fixed Satellite Service, 16 FCC Rcd 11038 (2001) (Order and Authorization).

(20)       In the event that the Commission finds that the circumstances presented here do not satisfy the standard for a milestone extension, ICO, pursuant to Section 1.3 of the Commission’s rules, requests a partial waiver of the milestone requirements to permit additional time to comply with those requirements.  The Commission may waive its rules upon a showing of “good cause.”  47 C.F.R. § 1.3.  Specifically, the Commission may waive a rule in a particular case if the relief requested would not undermine the policy objective of the rule and otherwise would serve the public interest.  WAIT Radio v. FCC, 418 F.2d 1153, 1157 (D.C. Cir. 1969), cert. denied, 409 U.S. 1027 (1972).  As noted above, the substantial construction progress made to date demonstrates the lack of any spectrum warehousing, and a waiver in this case, where ICO could neither foresee nor control factors bearing on milestone completion, would not undermine the milestone requirements.  The Commission in fact has granted milestone waivers under similar circumstances.  See, e.g., Echostar Satellite Corp., 18 FCC Rcd 15875, ¶ 9 (Int’l Bur. 2003); Astrolink International LLC,  17 FCC Rcd 11267, ¶ 6 (Int’l Bur. 2002).

Lockheed Martin Commercial Launch Services, Inc.

12257 South Wadsworth Boulevard
Mail Stop 1003
Littleton, CO  80125

August 2, 2007

John Zukoski
Director, Launch Services and Space Systems Contracts
ICO Satellite Services G.P.
2300 Carillon Point
Kirkland, WA 98033

Subject: Postponement of Launch Slot and Selection of Range Date

Attachments:  Two AFSPC Media Releases dated June 15 and June 28, 2007

Dear Mr. Zukoski,

Lockheed Martin Commercial Launch Services, Inc. (LMCLS) would like to thank ICO for its timely payments to date of 95% of the launch service price; the final 5% payment is due at launch minus five days. We also appreciate your help in maintaining the mission schedule and support of the soon-to-be successful launch of the ICO spacecraft aboard an Atlas launch vehicle.

As you know, LMCLS has the right under the parties’ launch contract to postpone the Launch Slot, pursuant to Article 6.2 and 6.4, and is hereby exercising that right.  We request ICO’s acceptance of a LMCLS requested postponement of the current Launch Slot of November 1, 2007 through November 30, 2007 to a new Launch Slot of December 15, 2007 through January 15, 2008. The reason for the short postponement is that LMCLS’ subcontractor, United Launch Service, LLC (ULS), has revised their launch manifest because of unforeseen spacecraft processing issues that caused delays to the Atlas launches earlier in 2007 combined with a delay in the next planned Atlas launch due to the recently reported minor anomaly investigation and attendant resolution. Attached for your information are two media releases by the Space and Missile Systems Center (AFSPC) relative to the minor anomaly.  In addition, the July 30, 2007 Aviation Week and Space Technology magazine has a brief article appearing on page 15 that provides an update as to the possible cause of the minor anomaly.

LMCLS assures ICO that there are no Launch Opportunities available prior to the revised Launch Slot we have proposed, and that the firing order of Atlas launches, relative to other customers, has remained the same within this revised launch manifest between now and the ICO launch. We would like ICO’s approval for ULS to approach the Range Manager to request a range date. We expect that the range date for your launch will be January 7 or January 8, 2008.

LMCLS herein requests ICO’s acceptance of the new Launch Slot and approval to go to the Range by signing the signature block at the bottom of this letter and providing LMCLS a copy of the co-signed letter. While of course we endeavor to avoid delays of this nature, you will appreciate that the outstanding performance of the Atlas launch vehicle is due to our careful consideration to detail.

Please fee free to contact me at 303-971-5394 or Ann Wildgen at 303-977-2054 if you have any questions or need additional information.

Sincerely,

/s/ Jack Zivic
Jack Zivic
Business Director
Lockheed Martin Commercial Launch Services, Inc

Acceptance and approval:

/s/ John Zukoski
John Zukoski
Director, Launch Services and Space Segment Contracts
ICO Satellite Services G.P.
Date: 8/3/2007

The Air Force Space and Missile Systems Center and the National Reconnaissance Office

SPACE & MISSILE SYSTEMS CENTER (AFSPC)	Release no: 07-06-04
Office of Public Affairs	Date: June 15, 2007
483 N. Aviation Blvd.	Contact: Media Relations Division
El Segundo, CA 90245-4659	Telephone: (310) 653-2370/(703) 808-1198

NRO satellite successfully launched aboard Atlas-V

LOS ANGELES AIR FORCE BASE, El Segundo, Calif. — A National Reconnaissance Office (NRO) payload (NROL-30) was successfully launched aboard a United Launch Alliance (ULA) Atlas-V Evolved Expendable Launch Vehicle (EELV) from Launch Complex 41 at Cape Canaveral Air Force Station on June 15, 2007, at 11:12 e.d.t. This was the first Atlas-V launch for the NRO.

Space vehicle separation was nominal and the NRO is confident in the performance of its mission. Atlas booster performance was nominal. The Centaur upper stage had a technical anomaly which resulted in minor performance degradation. The Space and Missile Systems Center has initiated a standard review process.

Media representatives can submit questions for response regarding this topic by sending an email to: smcpa.media@losangeles.af.mil or by contacting the National Reconnaissance Office at (703) 808-1198

LOS ANGELES AIR FORCE BASE MEDIA RELEASE

SPACE & MISSILE SYSTEMS CENTER (AFSPC)	Release no: 07-06-08
Office of Public Affairs	Date: June 28, 2007
483 N. Aviation Blvd.	Contact: Media Relations Division
El Segundo, CA 90245-4659	Telephone: (310) 653-2370/2371

Air Force Issues Second

Atlas V Centaur Upper Stage Anomaly Review

LOS ANGELES AIR FORCE BASE, El Segundo, Calif. — The Air Force, United Launch Alliance, the National Reconnaissance Office and other launch team partners are making good progress in the Atlas V upper stage anomaly review.

The review team has confirmed that a valve failed to close completely on the Centaur upper stage , which resulted in a fuel leak during the coast phase of flight between the first burn of the second stage and the second burn.  This caused the final Centaur burn to end a few seconds early because there was insufficient fuel.  The total burn time was approximately 4 seconds short out of a total Centaur burn time of nearly 900 seconds.

The review team is examining all possible causes of why the valve did not close properly using fishbone analysis, and mitigating actions are being developed in parallel with the fish bone closeout.

We will provide further releasable updated information as it is received during the course of the review.

The Air force is continuing to process both Atlas WGS and Delta DSP missions towards their August launch dates.  It is standard operating policy that SMC will assess readiness for flight after all data anomalies for prior flights are assessed and dispositioned.

The Space and Missile Systems Center, located at Los Angeles Air Force Base, Calif., is the U.S. Air Force’s center of acquisition excellence for acquiring and developing military space systems including six wings and three groups responsible for GPS, military satellite communications, defense meteorological satellites, space launch and range systems, satellite control network, space based infrared systems, intercontinental ballistic missile systems and space situational awareness capabilities. SMC manages more than $60 billion in contracts, executes annual budgets of $10 billion and employs more than 6,800 people worldwide.

Media representatives can submit questions for response regarding this topic by sending an emailto: smcpa.media@losangeles.af.mil.